Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129499) of Conversion Services International, Inc. of our report dated April 20, 2006 relating to the consolidated financial statements which appears in this Form 10-KSB.


/s/ Friedman LLP

East Hanover, New Jersey
April 20, 2006